AMENDMENT TO THE
CUSTODY AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 27, 2021, as amended, is entered into by and between TOTAL FUND SOLUTION, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business in Minneapolis, Minnesota (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following Fund:
Cromwell Greenspring Mid Cap Fund

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.
NOW, THEREFORE, the parties agree as follows:
1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.
TOTAL FUND SOLUTION    U.S. BANK NATIONAL ASSOCIATION
By:    /s/ Michael J. Weckwerth        By:    /s/ Gregory Farley
Name:    Michael J. Weckwerth        Name:    Gregory Farley
Title:    President and Chairman        Title:    Sr. Vice President
Date:    7/11/2023        Date:    7/12/2023

Exhibit A to the Custody Agreement
Cromwell Investment Advisors
Name of Series
Cromwell Marketfield L/S Fund
Cromwell CenterSquare Real Estate Fund
Cromwell Tran Capital Focused Fund
Cromwell Foresight Global Sustainable Infrastructure Fund
Cromwell Greenspring Mid Cap Fund
Custody Services Fee Schedule1 at December 2021

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[ ] basis points+
Minimum annual fee per fund+ – $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ] – Option/SWAPS/future contract written, exercised or expired
$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ] – Physical security transaction
$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[ ] filing fee per class action per account, plus [ ] % of gross proceeds, up to a maximum per recovery not to exceed $[ ].
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus [ ] % unless a line of credit is in place.
Third Party lending - Additional fees will apply

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

+ Subject to a [ ] % discount until net assets of the fund reach $[ ] million. From $[ ] million to $[ ] million subject to a [ ] % discount on the entire basis points, minimum or base fees. After $[ ] million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.
Fees are calculated pro rata and billed monthly.
Additional Global Sub-Custodial Services Annual Fee Schedule

1 Excluded any fees for bank loan services

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	[ ]	Hong Kong	[ ]	[ ]	Poland	[ ]	[ ]
Australia	[ ]	[ ]	Hungary	[ ]	[ ]	Portugal	[ ]	[ ]
Austria	[ ]	[ ]	Iceland	[ ]	[ ]	Qatar	[ ]	[ ]
Bahrain	[ ]	[ ]	India	[ ]	[ ]	Romania	[ ]	[ ]
Bangladesh	[ ]	[ ]	Indonesia	[ ]	[ ]	Russia	[ ]	[ ]
Belgium	[ ]	[ ]	Ireland	[ ]	[ ]	Saudi Arabia	[ ]	[ ]
Bermuda	[ ]	[ ]	Israel	[ ]	[ ]	Serbia	[ ]	[ ]
Botswana	[ ]	[ ]	Italy	[ ]	[ ]	Singapore	[ ]	[ ]
Brazil	[ ]	[ ]	Japan	[ ]	[ ]	Slovakia	[ ]	[ ]
Bulgaria	[ ]	[ ]	Jordan	[ ]	[ ]	South Africa	[ ]	[ ]
Canada	[ ]	[ ]	Kenya	[ ]	[ ]	South Korea	[ ]	[ ]
Chile	[ ]	[ ]	Kuwait	[ ]	[ ]	Spain	[ ]	[ ]
China Connect	[ ]	[ ]	Latvia	[ ]	[ ]	Sri Lanka	[ ]	[ ]
China (B Shares)	[ ]	[ ]	Lithuania	[ ]	[ ]	Sweden	[ ]	[ ]
Colombia	[ ]	[ ]	Luxembourg	[ ]	[ ]	Switzerland	[ ]	[ ]
Costa Rica	[ ]	[ ]	Malaysia	[ ]	[ ]	Taiwan	[ ]	[ ]
Croatia	[ ]	[ ]	Malta	[ ]	[ ]	Thailand	[ ]	[ ]
Cyprus	[ ]	[ ]	Mauritius	[ ]	[ ]	Tunisia	[ ]	[ ]
Czech Republic	[ ]	[ ]	Mexico	[ ]	[ ]	Turkey	[ ]	[ ]
Denmark	[ ]	[ ]	Morocco	[ ]	[ ]	UAE	[ ]	[ ]
Egypt	[ ]	[ ]	Namibia	[ ]	[ ]	Uganda	[ ]	[ ]
Estonia	[ ]	[ ]	Netherlands	[ ]	[ ]		[ ]	[ ]
Eswatini	[ ]	[ ]	New Zealand	[ ]	[ ]	Ukraine	[ ]	[ ]
Euroclear (Eurobonds)	[ ]	[ ]	Nigeria	[ ]	[ ]	United Kingdom	[ ]	[ ]
Euroclear (Non-Eurobonds)	[ ]	[ ]	Norway	[ ]	[ ]	Uruguay	[ ]	[ ]
Finland	[ ]	[ ]	Oman	[ ]	[ ]	Vietnam	[ ]	[ ]
France	[ ]	[ ]	Pakistan	[ ]	[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	[ ]
Germany	[ ]	[ ]	Panama	[ ]	[ ]	Zambia	[ ]	[ ]
Ghana	[ ]	[ ]	Peru	[ ]	[ ]	Zimbabwe	[ ]	[ ]
Greece	[ ]	[ ]	Philippines	[ ]	[ ]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee+
A monthly base fee of $[ ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

+ Subject to a [ ] % discount until net assets of the fund reach $[ ] million. From $[ ] million to $[ ] million subject to a [ ] % discount on the entire basis points, minimum or base fees. After $[ ] million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.

Global Custody Tax Services: +
Global Filing: $[ ] per annum
U.S. Domestic Filing: $[ ] per annum (Only ADRs)
Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

+ Subject to a [ ] % discount until net assets of the fund reach $[ ] million. From $[ ] million to $[ ] million subject to a [ ] % discount on the entire basis points, minimum or base fees. After $[ ] million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.

Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Advisor’s signature as acknowledgement of the fee schedule on Exhibit A is not needed. Cromwell Investment Advisors LLC signed the fee schedule on Exhibit A on March 1, 2022.